EXHIBIT 2.1

INSTRUMENT

CREATING SERIES A UNSECURED LOAN NOTES

LOUDEYE CORP.

Dated September 8, 2004

OSBORNE CLARKE                                          Barcelona
                                                        Brescia
2 Temple Back East                                      Bristol
Temple Quay                                             Brussels
Bristol                                                 Cologne
BS1 6EG                                                 Copenhagen
Telephone +44 (0) 117 917 3000                          Helsinki
Facsimile +44 (0) 117 917 3005                          London
                                                        Madrid
                                                        Milan
                                                        Paris
                                                        Rome
                                                        Rotterdam
                                                        St. Petersburg
                                                        Silicon Valley
                                                        Tallinn
                                                        Thames Valley

                                    CONTENTS

1.        Definitions and interpretation..................           1
2.        Amount of Loan Notes............................           3
3.        Certificates....................................           3
4.        No dealings in Loan Notes.......................           3
5.        Transfer........................................           4
6.        Copies of Instrument............................           4
7.        Conditions......................................           4
8.        Payments........................................           4
9.        Variation and third party rights................           4
10.       Governing law...................................           5
Schedule 1 ...............................................           8
(Certificate).............................................           1
Schedule 2 ...............................................           8
(Loan Note Conditions)....................................           1
1.        Definitions.....................................           1
2.        Interest........................................           1
3.        Redemption......................................           1
4.        Encumbrances....................................           1
5.        Certificates....................................           4
6.        Register of Loan Notes..........................           4
7.        Title to Loan Notes.............................           4
8.        Loss of Certificates............................           5
9.        Notice..........................................           5
10.       Waiver and exercise of rights...................           6

      THIS INSTRUMENT is made on September 8, 2004

By:

(1) Loudeye Corp. of 1130 Rainier Avenue South, Seattle, Washington 98144 USA ("LOUDEYE").

    BACKGROUND:

(A) Loudeye has authorised the creation and issue of up to (pound)1,899,252.78 Series A Unsecured Loan Notes to be constituted by this Instrument.

(B) The Loan Notes are constituted for the purpose of implementing an offer made on 22 June 2004 by Loudeye for the acquisition by Loudeye of the whole issued and to be issued share capital of On Demand Distribution Limited ("OD2").

    THIS INSTRUMENT WITNESSES as follows:

A.    Definitions and interpretation

1. In this Agreement, unless the context otherwise requires, the following definitions shall apply:

"BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in London and Seattle, Washington USA;

      "CERTIFICATES" means the certificates issued as deeds by Loudeye in respect of the Loan Notes in the form or substantially the form set out in schedule 1 and "CERTIFICATE" shall mean any one of them;

      "CONDITIONS" means the conditions subject to and with the benefit of which the Loan Notes shall be held, as set out in schedule 2 as the same may be from time to time modified in accordance with the provisions of this Instrument;

      "DEFAULT INTEREST" means interest on overdue amounts determined in accordance with Condition 2.3;

      "DIRECTORS" means the directors for the time being of Loudeye;

      "EXCHANGE RATE" means the mid-range(pound)/U.S. dollar closing price in respect of the relevant day as reported in the Wall Street Journal;

      "FIRST REDEMPTION DATE" means 30 December 2004;

      "FOURTH REDEMPTION DATE" means 30 November 2005;

      "INSTRUMENT" means this deed poll (including any schedule and any document in agreed form) as from time to time modified in accordance with these provisions;

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      "INTEREST RATE" means the fixed rate of 5% per annum;

      "LOAN NOTES" means the Series A Unsecured Loan Notes constituted by this Instrument or as the case may require, any part of them for the time being issued and outstanding;

      "LOUDEYE SHARES" means the shares of common stock, par value $0.001 per share, of Loudeye;

      "LOUDEYE SHARE PRICE" the volume weighted average of the closing price in (pound) of a Loudeye Share on NASDAQ for the 30 Trading Days (or such other period as may be specified in Condition 3.3(d)) ended on (and including) the day in question (save that in the event that the day in question is not a Trading Day, the period of 30 Trading Days (or such other period as may be specified in Condition 3.3(d)) shall end on (and include) the Trading Day immediately prior to the day in question), calculated at the Exchange Rate each day;

      "NASDAQ" means the NASDAQ electronic stock market;

      "NOTEHOLDERS" means the several persons for the time being entered in the Register as the holders of the Loan Notes;

      "OFFER" means the offer made by Loudeye to acquire the entire issued and to be issued share capital of On Demand Distribution Limited on the terms and subject to the conditions set out in the Offer Document dated 22 June 2004;

      "REGISTER" means the Register of Loan Notes maintained under Condition 6;

      "RELEVANT REDEMPTION DATE" means the First Redemption Date, the Second Redemption Date, the Third Redemption Date or the Fourth Redemption Date, as the case may be;

      "SECOND REDEMPTION DATE" means 31 January 2005;

      "THIRD REDEMPTION DATE" means 31 May 2005;

      "TRADING DAYS" means days upon which Loudeye Shares are available for trading on NASDAQ;

      "U.S." or "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

      "(POUND)" means British pounds sterling.

2. INTERPRETATION

In this Instrument, unless the context otherwise requires:

      a. words in the singular include the plural and vice versa and words in one gender include any other gender;

      b.    a reference to a statute or statutory provision includes:

            (1) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

            (2) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

      c.    a reference to:

            (1) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

            (2) clauses and schedules are to clauses and schedules of this Instrument and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

      d. except as set out in sub-clause 1.1, terms defined in Companies Act 1985 have the meanings attributed to them by that Act; and

      e. the table of contents and headings are for convenience only and shall not affect the interpretation of this Instrument.

B. Amount of Loan Notes

The aggregate principal amount of the Loan Notes shall be limited to (pound)1,899,252.78 and shall be held subject to and with the benefit of the Conditions, which shall be binding on Loudeye, and the Noteholders and all persons claiming through them respectively. In particular (and without prejudice to the generality of the foregoing) Loudeye shall in all respects comply with the provisions as to redemption of the Loan Notes and as to payment of interest (subject to any requirement to deduct applicable taxes) set forth in the Conditions. The whole of the Loan Notes shall rank pari passu in all respects and without discrimination or preference as an unsecured obligation of Loudeye and shall form one series.

C. Certificates

Every Noteholder shall be entitled to receive without payment of any fee by him a Certificate in respect of any balance of Loan Notes held by him arising from the repayment or purchase by Loudeye of part of his holding. Every Certificate shall have a copy of the Conditions attached to it or endorsed on it.

D. No dealings in Loan Notes

The Loan Notes shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange or other recognised market in the United Kingdom, the United States or elsewhere and no application shall be made to any stock exchange or other recognised market for permission to deal in or for the listing or quotation of the Loan Notes.

E. Transfer

The Loan Notes shall not be transferable.

F. Copies of Instrument

A copy of this Instrument shall be supplied free of charge to each Noteholder upon receipt by Loudeye of a written request from such Noteholder.

G. Conditions

The applicable conditions to be attached to or endorsed on the Certificates contained in schedule 2 shall have effect in the same manner as if such conditions and provisions were set forth in this Instrument. Loudeye covenants with the Noteholders and each of them to perform and observe the obligations contained in these presents to the intent that this Instrument shall enure for the benefit of all persons for the time being registered as Noteholders each of whom may sue for the performance or observance of its provisions so far as his holding is concerned.

H. Payments

If any Noteholder shall fail or refuse to receive or collect any payments of principal and/or interest in respect of any Loan Notes (whether as a result of his failure to deliver his Certificate in accordance with Condition 3.3(b) or otherwise) then such non receipt of payment by such Noteholder of principal and/or interest in respect of the Loan Notes shall not be or be deemed to be a failure by Loudeye to make payment on the due date no payments of principal or interest on such principal shall be made to any Noteholder who refuses both to surrender his Certificate and to provide an indemnity in lieu of it in a form reasonably satisfactory to Loudeye.

I. Variation and third party rights

1. This Instrument may be amended by a supplemental Instrument executed by Loudeye:-

      a. where and to the extent required by Noteholders holding between them in excess of 75% of the outstanding aggregate principal amount of the Loan Notes on terms previously consented to by Loudeye; and

      b. without the consent of the Noteholders, if in the opinion of Loudeye such amendment is not material to the interests of Noteholders or if it is of a formal, minor or technical nature to correct a manifest error or to comply with any law or regulation to which Loudeye may be subject from time to time. Notice of every amendment made pursuant to this clause 9.1(b) shall be given to the Noteholders but the non-receipt of notice by, or the accidental omission to give notice to, any Noteholder shall not invalidate the amendment. In reaching its opinion Loudeye may act in its absolute discretion without consulting the Noteholders.

2. A memorandum of the execution of any instrument supplemental to this Instrument shall be endorsed by Loudeye on the Instrument.

3. No term or Condition of this Instrument or any Loan Note is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Noteholder or Loudeye or any of their permitted successors, assigns or transferees.

J. Governing law

This Instrument and the rights and obligations of Loudeye, and the Noteholders shall be governed by and construed in accordance with English law and Loudeye, and the Noteholders irrevocably submit for all purposes in connection with this Instrument to the non-exclusive jurisdiction of the courts of England.

    IN WITNESS this Instrument has been executed as a deed poll on the date appearing at the head of page 1.

                                   SCHEDULE 2

                             (Loan Note Conditions)

Definitions

In these Conditions, unless there is something in the subject or context inconsistent with it, expressions defined in the Instrument dated September 8, 2004 executed by Loudeye ("THE INSTRUMENT") have the same meaning.

K. Interest

1. ACCRUAL OF INTEREST

INTEREST (LESS ANY TAX WHICH LOUDEYE IS REQUIRED BY LAW TO DEDUCT FROM IT) AT THE INTEREST RATE WILL BE PAYABLE IN FULL ON THAT PART OF THE PRINCIPAL AMOUNT OF THE LOAN NOTE REPAYABLE BY INSTALMENT ON EACH OF THE RELEVANT REDEMPTION DATES IN ACCORDANCE WITH CONDITION 3.1 BELOW.

2. CALCULATION OF INTEREST

INTEREST SHALL ACCRUE FROM DAY TO DAY WITHOUT COMPOUNDING AND SHALL BE CALCULATED BY REFERENCE TO THE ACTUAL NUMBER OF DAYS ELAPSED FROM (AND INCLUDING) THE DATE OF ISSUE AND TO (BUT EXCLUDING) THE RELEVANT REDEMPTION DATE AND ALWAYS ON THE BASIS OF A 365 DAY YEAR.

3. DEFAULT INTEREST

IN THE EVENT THAT LOUDEYE DOES NOT ELECT TO SATISFY THE OBLIGATION TO PAY TO THE NOTEHOLDER THE RELEVANT AMOUNT BY THE ISSUE OF LOUDEYE SHARES IN ACCORDANCE WITH CONDITION 3.3(D) AND FAILS TO MAKE PAYMENT OF THE RELEVANT AMOUNT IN ACCORDANCE WITH CONDITION 3.3(C) TO THE NOTEHOLDER WITHIN 44 DAYS OF THE RELEVANT REDEMPTION DATE, INTEREST AT A RATE EQUAL TO 2 PER CENT. ABOVE THE BASE RATE OF NATWEST PLC FROM TIME TO TIME SHALL ACCRUE ON THE OVERDUE AMOUNT FROM (AND INCLUDING) THE DATE 14 DAYS FOLLOWING THE RELEVANT REDEMPTION DATE UNTIL (BUT EXCLUDING) THE DATE UPON WHICH PAYMENT IS MADE.

4. CERTIFICATE OF TAX DEDUCTION

FOR SO LONG AS INTEREST (INCLUDING DEFAULT INTEREST) PAYABLE ON THE LOAN NOTE IS BY LAW PAYABLE UNDER DEDUCTION OF TAX FOR WHATEVER REASON LOUDEYE SHALL DELIVER UP TO THE NOTEHOLDERS IN RESPECT OF THE INTEREST PAID TO EACH NOTEHOLDER WITHIN 14 DAYS AFTER PAYMENT OF ANY SUCH INTEREST A CERTIFICATE AS TO THE GROSS AMOUNT OF SUCH PAYMENT AND THE AMOUNT OF TAX DEDUCTED FROM IT.

5. WITHHOLDING AND SET-OFF

SAVE AS REQUIRED (I) BY LAW; OR (II) BY THE DEED POLL OF WARRANTY AND INDEMNITY, TO THE EXTENT A NOTEHOLDER IS AN OBLIGOR (AS THAT TERM IS DEFINED THEREIN) UNDER THAT DOCUMENT, ALL PAYMENTS WHETHER OF PRINCIPAL, INTEREST OR OTHER AMOUNTS DUE IN RELATION TO THE LOAN NOTE SHALL BE PAID IN FULL FREE OF ANY WITHHOLDING, DEDUCTION, SET-OFF OR COUNTERCLAIM.

L. Redemption

1. REDEMPTION BY THE COMPANY

LOUDEYE SHALL HAVE THE RIGHT AT ANY TIME ON GIVING TO THE NOTEHOLDERS NOT LESS THAN 30 DAYS' NOTICE IN WRITING TO REDEEM ALL (BUT NOT SOME ONLY) OF THE OUTSTANDING LOAN NOTE BY PAYMENT OF THE PRINCIPAL AMOUNT THEREOF TOGETHER WITH ACCRUED INTEREST (SUBJECT TO ANY REQUIREMENT TO DEDUCT TAX THEREFROM) UP TO (BUT EXCLUDING) THE DATE OF REDEMPTION.

2. REDEMPTION ON DEATH OR BANKRUPTCY

LOUDEYE MAY, ON THE DEATH OR BANKRUPTCY OF A NOTEHOLDER, REDEEM AT PAR IN STERLING ALL (BUT NOT SOME ONLY) OF THE LOAN NOTE HELD BY SUCH NOTEHOLDER

(WHETHER ALONE OR JOINTLY WITH OTHER PERSONS) BY REDEMPTION OF THE PRINCIPAL AMOUNT THEREOF TOGETHER WITH ACCRUED INTEREST (SUBJECT TO ANY REQUIREMENT TO DEDUCT TAX THEREFROM) UP TO (BUT EXCLUDING) THE DATE OF REDEMPTION BY GIVING NOT LESS THAN 30 DAYS NOTICE TO THE PERSONAL REPRESENTATIVES OF A DECEASED NOTEHOLDER OR TO THE TRUSTEE IN BANKRUPTCY OR THE NOTEHOLDER HIMSELF IN THE CASE OF A BANKRUPT NOTEHOLDER.

3. REDEMPTION OF LOAN NOTES ON RELEVANT REDEMPTION DATES

THE FOLLOWING PROVISIONS SHALL HAVE EFFECT AS TO THE REPAYMENT OR PURCHASE OF THE LOAN NOTE:

      a. subject to the other provisions of this Condition 3.3, the principal amount of the Loan Note is repayable by instalment on each Relevant Redemption Date in the proportions of the principal amount set out below against the Relevant Redemption Dates together with accrued interest on that instalment of principal amount (less any United Kingdom or other tax which Loudeye is required to deduct from it):

                                    % OF PRINCIPAL
RELEVANT REDEMPTION DATE                AMOUNT
------------------------                ------
First Redemption Date                   13.02%
(30th December, 2004)

Second Redemption Date                  49.34%
(31st January, 2005)

Third Redemption Date                   12.75%
(31st May, 2005)

Fourth Redemption Date                  24.89%
(30th November, 2005)

      b. on or before the redemption dates specified above the Noteholder shall deliver to Loudeye for cancellation the Certificate for the Loan Note to be redeemed by Loudeye at Loudeye's address set out in the Instrument. Subject to receipt of such Certificate, following redemption of the relevant principal amount on each of the First Redemption Date, the Second Redemption Date and the Third Redemption Date Loudeye shall issue the Noteholder with a revised Certificate in respect of the remaining principal amount under the Loan Note;

      c. against delivery of the Certificate in accordance with Condition 3.3(c), Loudeye shall, subject to Condition 3.3(d) below, pay to the Noteholder the principal amount of the Loan Note due for redemption on the Relevant Redemption Date together with accrued interest on that instalment of principal amount (less any United Kingdom or other tax which Loudeye is required to deduct from it) calculated in accordance with condition 2.2 (the aggregate amount so redeemable being hereinafter referred to as the "RELEVANT AMOUNT");

      d. Loudeye may, at its election, satisfy the obligation to pay to the Noteholder the Relevant Amount in accordance with Condition 3.3(c) by issuing to such Noteholder:

            (1) in the case of the Relevant Amount payable on the Second Redemption Date, such number of Loudeye Shares with an aggregate Loudeye Share Price on 31st January 2005 (which shall be determined based on the 90 Trading Days ended on (and including) 31 January 2005) equal to such Relevant Amount; and

            (2) in the case of the Relevant Amount payable on any other Relevant Redemption Date, such number of Loudeye Shares with an aggregate Loudeye Share Price on the Relevant Redemption Date equal to such Relevant Amount, with fractions of Loudeye Shares being rounded down to the nearest whole Loudeye Share and any fractional entitlements of Noteholders being ignored;

            e. Loudeye Shares issued to pursuant to Condition 3.3(d) shall be issued credited as fully paid and non-assessable and will rank pari passu in all respects with the issued and outstanding Loudeye Common Stock;

            f. Loudeye shall be deemed to have satisfied its obligation to redeem the Relevant Amount on any Relevant Redemption Date to the extent that it complies with the provisions of this Condition 3.3 (or Condition 3.4) on or prior to the date 14 days following the Relevant Redemption Date;

            g. a Loan Note redeemed by Loudeye shall be cancelled forthwith and will not in any circumstances be available for reissue or kept alive for any purpose. Where only part of any Loan Note comprised in a Certificate are redeemed the Noteholder shall be entitled to a Certificate for the balance retained by him without charge;

            h. if any Noteholder shall fail or refuse to deliver up the Certificate(s) in respect of a Loan Note which falls due to be redeemed at the time and place fixed for its redemption or shall fail or refuse to accept payment of the Relevant Amount payable in respect of them or shall fail or refuse to give a receipt for the principal monies payable in respect of the Loan Note, the monies or Loudeye Shares issuable payable to such Noteholder shall be set aside by Loudeye and held by Loudeye in trust for such Noteholder but without interest (where applicable), and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Noteholder and Loudeye shall thereby be discharged from all obligations in connection with such Note. If Loudeye shall place the said monies on deposit at a bank, Loudeye shall not be responsible for the safe custody of such monies or for interest on them, except such interest (if any) as the said monies may earn whilst on deposit less any expenses incurred by Loudeye in connection with them. The Noteholder shall cease to be entitled to any amount so deposited which remains unclaimed after a period of 12 years from the making of the deposit and, on the expiry of such period, any such amount shall revert to Loudeye notwithstanding that in the intervening period the obligation to pay them may have been provided for in the books, accounts and other records of Loudeye.

4. CURRENCY CONVERSION

A NOTEHOLDER MAY, BY NOTICE IN WRITING TO LOUDEYE GIVEN ON OR BEFORE THE DATE ("THE ELECTION DATE") BEING NOT MORE THAN 30 DAYS NOR LESS THAN 20 DAYS PRIOR TO ANY RELEVANT REDEMPTION DATE ELECT THAT, TO THE EXTENT LOUDEYE DOES NOT ELECT TO ISSUE LOUDEYE SHARES TO THE NOTEHOLDER IN SATISFACTION OF ITS OBLIGATION TO PAY THE RELEVANT AMOUNT TO THE NOTEHOLDER IN ACCORDANCE WITH CONDITION 3.3(D), THE RELEVANT AMOUNT OF THE LOAN NOTES THEN TO BE PAID SHALL BE PAID IN U.S. DOLLARS IN WHICH EVENT LOUDEYE SHALL ON THAT RELEVANT REDEMPTION DATE AND IN FULL DISCHARGE OF ITS OBLIGATIONS TO PAY THE RELEVANT AMOUNT PAY TO THE NOTEHOLDER AN AMOUNT IN U.S. DOLLARS OBTAINED BY CONVERTING THE RELEVANT AMOUNT INTO U.S. DOLLARS (AT THE SPOT RATE FOR THE PURCHASE OF U.S. DOLLARS WITH (POUND) CERTIFIED BY NATWEST BANK PLC AS PREVAILING AT OR ABOUT 11.00 A.M. ON THE ELECTION DATE) OR WHERE THE ELECTION DATE IS NOT A BUSINESS DAY, ON THE IMMEDIATELY PRECEDING BUSINESS DAY, PROVIDED THAT:

            a. if the amount payable in U.S. dollars under this Condition 3.4 would otherwise exceed an amount in U.S. dollars obtained by converting 100.2% of the Relevant Amount into U.S. dollars at the spot rate for the purchase of U.S. dollars with (pound) certified by NatWest Bank plc as prevailing at or about 11.00 a.m. on the Relevant Redemption Date the latter amount shall be substituted for the former amount; and

            b. if the amount payable in U.S. dollars under this Condition 3.4 would otherwise be less than the amount in U.S. dollars obtained by converting 99.8% of the Relevant Amount into U.S. dollars at the spot rate for the purchase of U.S. dollars with (pound) certified by NatWest Bank plc as prevailing at or about 11.00 a.m. on the Relevant Redemption Date the latter amount shall be substituted for the former amount.

M. Encumbrances

FOR THE AVOIDANCE OF DOUBT, THE NOTEHOLDERS SHALL NOT BE ENTITLED TO MORTGAGE, CHARGE, PLEDGE OR OTHERWISE ENCUMBER THE LOAN NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF LOUDEYE.

N. Certificates

Each Loan Note shall initially be represented by an interest in a temporary global Loan Note, as stated therein. Commencing on the 41st day after issuance of such temporary global Loan Note, every Noteholder will be entitled to a Certificate stating the amount of the Loan Note held by him and every such Certificate shall refer to the Instrument and shall bear a serial number. Joint holders of Loan Note will be entitled only to one Certificate in respect of the Loan Note held by them jointly, which will be delivered to the first-named of joint holders.

O. Register of Loan Notes

1. FORM OF REGISTER

A REGISTER OF THE LOAN NOTES WILL BE KEPT BY LOUDEYE AT ITS OFFICE OR AT SUCH OTHER PLACE AS LOUDEYE MAY DETERMINE AND OF WHICH NOTEHOLDERS SHALL HAVE FORTHWITH BEEN NOTIFIED IN WRITING AND THERE SHALL BE ENTERED IN SUCH REGISTER:

      a. the names and addresses of the Noteholders for the time being, being in the case of joint holders in the order which they may select or failing such selection in which they appear in any form of acceptance or transfer as a result of which Certificates in respect of Loan Notes are issued to them;

      b. the principal amount of the Loan Note held by every registered holder;

      c. the date at which the name of every such registered holder is entered in respect of the Loan Note standing in his name;

      d. the serial number of each Certificate issued in respect of the Loan Notes and the date of the issue of it; and

      e.    particulars of redemption of the Loan Notes.

2. NOTIFICATION OF CHANGES

ANY CHANGE OF NAME OR ADDRESS ON THE PART OF ANY NOTEHOLDER SHALL PROMPTLY BE NOTIFIED TO LOUDEYE AND THEREUPON THE REGISTER SHALL BE ALTERED ACCORDINGLY.

3. INSPECTION OF REGISTER

THE NOTEHOLDERS OR ANY OF THEM AND ANY PERSON AUTHORISED IN WRITING BY ANY SUCH PERSON SHALL BE AT LIBERTY AT ALL REASONABLE TIMES DURING OFFICE HOURS TO INSPECT THE REGISTER AND TAKE COPIES OF AND EXTRACTS FROM IT OR ANY PART OF IT. THE REGISTER MAY BE CLOSED AT SUCH TIMES AND FOR SUCH PERIODS AS LOUDEYE IN ITS DISCRETION MAY FROM TIME TO TIME DETERMINE PROVIDED THAT IT SHALL NOT BE CLOSED FOR MORE THAN 20 BUSINESS DAYS IN ANY YEAR.

P. Title to Loan Notes

1. NO DUTY TO RECOGNISE TRUSTS

LOUDEYE WILL RECOGNISE THE REGISTERED HOLDER OF ANY LOAN NOTE AS THE SOLE ABSOLUTE OWNER OF IT AND (SAVE AS MAY BE REQUIRED BY LAW) WILL NOT BE BOUND TO TAKE NOTICE OF OR TO SEE THE EXECUTION OF ANY TRUST WHETHER EXPRESS, IMPLIED OR CONSTRUCTIVE TO WHICH THE LOAN NOTE MAY BE SUBJECT AND THE RECEIPT OF SUCH PERSON (OR IN THE CASE OF JOINT HOLDINGS OF ANY ONE OF SUCH HOLDERS) FOR THE INTEREST ON OR FOR THE MONEYS PAYABLE UPON THE REDEMPTION OR PAYMENT OF THEM SHALL BE A GOOD DISCHARGE TO LOUDEYE NOTWITHSTANDING ANY NOTICE IT MAY HAVE, WHETHER EXPRESS OR OTHERWISE, OF THE RIGHT, TITLE, INTEREST OR CLAIM OF ANY OTHER

PERSON TO OR IN SUCH LOAN NOTE OR INTEREST OR MONEYS. NO NOTICE OF ANY TRUST WHETHER EXPRESS, IMPLIED OR CONSTRUCTIVE SHALL (EXCEPT AS PROVIDED BY ANY STATUTORY PROVISION OR AS REQUIRED BY AN ORDER OF A COURT OF COMPETENT JURISDICTION) BE ENTERED ON THE REGISTER IN RESPECT OF ANY LOAN NOTE.

2. DEATH

THE EXECUTORS OR ADMINISTRATORS OF A DECEASED HOLDER OF A LOAN NOTE (NOT BEING ONE OF SEVERAL JOINT HOLDERS) SHALL BE THE ONLY PERSONS RECOGNISED BY LOUDEYE AS HAVING ANY TITLE TO SUCH LOAN NOTE. IN CASE OF THE DEATH OF ANY OF THE JOINT HOLDERS OF A LOAN NOTE THE SURVIVORS OR SURVIVOR WILL BE THE ONLY PERSONS OR PERSON RECOGNISED BY LOUDEYE AS HAVING TITLE TO OR INTEREST IN SUCH LOAN NOTE. ANY PERSON BECOMING ENTITLED TO ANY LOAN NOTE IN CONSEQUENCE OF THE DEATH OF ANY HOLDER OF SUCH LOAN NOTE MAY, UPON: (I) PRODUCING SUCH EVIDENCE THAT HE SUSTAINS THE CHARACTER IN RESPECT OF WHICH HE PROPOSES TO ACT UNDER THIS CONDITION; (II) PRODUCING SUCH EVIDENCE OF HIS TITLE; AND (III) GIVING SUCH REPRESENTATIONS WITH REGARD TO HIS STATUS AS AN INVESTOR FOR THE PURPOSES OF THE U.S. SECURITIES ACT OF 1933 AS AMENDED, IN EACH CASE AS LOUDEYE SHALL THINK NECESSARY OR DESIRABLE, BE REGISTERED AS THE HOLDER OF SUCH LOAN NOTE.

Q. Loss of Certificates

If any Certificate issued in respect of a Loan Note shall be worn out or defaced, then upon production of it to Loudeye they may cancel it and may issue a new Certificate in lieu of it and if any such Certificate shall be lost or destroyed then upon proof of that to the reasonable satisfaction of Loudeye or in default of proof on such indemnity as Loudeye may reasonably deem adequate being given a new Certificate in lieu of it may be given to the person entitled to such lost or destroyed Certificate. An entry as to the issue of the new Certificate and indemnity (if any) shall be made in the Register. Each new Certificate so issued shall specifically state that it is a replacement Certificate and shall refer to the denoting serial number and the date of issue of the Certificate that it replaces.

R. Notice

1. NOTICE TO NOTEHOLDERS

ANY NOTICE OF THE NOTEHOLDERS REQUIRED FOR ANY PURPOSE SHALL BE IN WRITING AND GIVEN BY SENDING IT THROUGH THE POST IN A PRE-PAID FIRST CLASS/AIR-MAIL ENVELOPE ADDRESSED TO EACH NOTEHOLDER AT HIS ADDRESS AS SHOWN IN THE REGISTER OF NOTEHOLDERS OR IN THE CASE OF JOINT HOLDERS IN A PRE-PAID FIRST CLASS ENVELOPE ADDRESSED TO THE NOTEHOLDER WHOSE NAME STANDS FIRST IN THE REGISTER OF NOTEHOLDERS AT HIS REGISTERED ADDRESS.

2. NOTICE TO LOUDEYE

ANY NOTICE REQUIRED TO BE GIVEN TO LOUDEYE UNDER THESE CONDITIONS OR UNDER THE INSTRUMENT SHALL BE IN WRITING AND MAY BE GIVEN EITHER PERSONALLY OR BY SENDING IT BY POST TO THE ADDRESS OF LOUDEYE SPECIFIED IN THE INSTRUMENT OR SUCH OTHER ADDRESS AS MAY BE NOTIFIED BY LOUDEYE TO THE NOTEHOLDERS FROM TIME TO TIME.

3. DEEMED RECEIPT

ANY NOTICE GIVEN OR DOCUMENT SENT BY POST OR AIR-MAIL SHALL BE DEEMED TO BE SERVED OR RECEIVED AT THE EXPIRATION OF TWENTY-FOUR HOURS (OR, WHERE AIRMAIL IS EMPLOYED, FIVE DAYS) AFTER THE TIME WHEN IT IS POSTED AND, IN PROVING SUCH SERVICE OR RECEIPT, IT SHALL BE SUFFICIENT TO PROVE THAT THE ENVELOPE CONTAINING THE NOTICE OR DOCUMENT WAS PROPERLY ADDRESSED, STAMPED AND POSTED.

S. Waiver and exercise of rights

1. WAIVER

THE FAILURE OF ANY NOTEHOLDER TO ENFORCE AT ANY TIME, OR FOR ANY PERIOD, ANY ONE OR MORE OF THE PROVISIONS FOR THIS INSTRUMENT AND/OR THESE CONDITIONS SHALL NOT BE A WAIVER OF THEM OR OF THE RIGHT AT ANY TIME SUBSEQUENTLY TO ENFORCE ALL THE TERMS OF THIS INSTRUMENT AND THE CONDITIONS.

2. EXERCISE OF RIGHTS

ALL RIGHTS GRANTED IN THIS DOCUMENT SHALL BE CUMULATIVE AND NO EXERCISE BY A NOTEHOLDER OF ANY RIGHT UNDER THIS INSTRUMENT OR THE CONDITIONS SHALL RESTRICT OR PREJUDICE THE EXERCISE OF ANY OTHER RIGHT GRANTED BY THIS INSTRUMENT OR THE CONDITIONS OR OTHERWISE AVAILABLE.

                          EXECUTED AS A DEED POLL BY   )
                          LOUDEYE CORP.              )
                             ACTING BY:           )

      /s/ Lawrence J. Madden

LAWRENCE J. MADDEN
CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT

                                   SCHEDULE 1

                                  (CERTIFICATE)

CERTIFICATE NO.   PRINCIPAL AMOUNT OF LOAN NOTE       DATE OF REGISTRATION
     1                 (pound)1,094,570.47              October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that CHARLES GRIMSDALE of Little Court, Grib Lane, Blagdon, North Somerset, BS40 7SA is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

     EXECUTED as a DEED by             )
LOUDEYE CORP.                          )

     acting by:                        )

     /s/ Lawrence J. Madden

                                   SCHEDULE 1

                                  (CERTIFICATE)

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

                                   SCHEDULE 1

                                  (CERTIFICATE)

CERTIFICATE NO.       PRINCIPAL AMOUNT OF LOAN NOTE        DATE OF REGISTRATION
      2                     (pound)32,419.60                 October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that SUSAN KELLY MOULE of Little Court, Grib Lane, Blagdon, North Somerset, BS40 7SA is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by          )
LOUDEYE CORP.                        )

      acting by:                     )

      /s/ Lawrence J. Madden

                                   SCHEDULE 1

                                  (CERTIFICATE)

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

                                   SCHEDULE 1

                                  (CERTIFICATE)

CERTIFICATE NO.        PRINCIPAL AMOUNT OF LOAN NOTE        DATE OF REGISTRATION
      3                       (pound)12,007.14                October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that DORI DANA HAERI of Flat 51, 15 Portman Square, London W18 6LJ is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by              )
LOUDEYE CORP.                            )

      acting by:                         )

      /s/ Lawrence J. Madden

                                   SCHEDULE 1

                                  (CERTIFICATE)

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.         PRINCIPAL AMOUNT OF LOAN NOTE       DATE OF REGISTRATION
      4                    (pound)49,683.04                   October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that EDEL MUSIC AG of Neumuhlen 17, 22763 Hamburg, Germany is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by                       )
LOUDEYE CORP.                                     )

      acting by:                                  )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.        PRINCIPAL AMOUNT OF LOAN NOTE        DATE OF REGISTRATION
      5                      (pound)191,078.98                October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that JOHN GRINHAM of 4 Iddesleighs Road, Redland, Bristol BS6 6YJ is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by             )
LOUDEYE CORP.                           )

      acting by:                        )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.      PRINCIPAL AMOUNT OF LOAN NOTE        DATE OF REGISTRATION
      6                   (pound)187,008.52                 October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that DAVID SHEPHARD of 18 Noble Street, Sherston, Wiltshire SN16 0NA is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by            )
LOUDEYE CORP.                          )

      acting by:                       )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.     PRINCIPAL AMOUNT OF LOAN NOTE       DATE OF REGISTRATION
      7                   (pound)171,339.41               October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that EDWARD AVERDIECK of 41 Beauchamp Road, Clapham Junction, London SW11 1PG is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by             )
LOUDEYE CORP.                           )

      acting by:                        )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.       PRINCIPAL AMOUNT OF LOAN NOTE        DATE OF REGISTRATION
      8                   (pound)149,667.98                  October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that CHRISTOPHER PIKE of Top Floor Flat, 18 The Avenue, Sneyd Park, Bristol BS9 1PE is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by            )
LOUDEYE CORP.                          )

      acting by:                       )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.     PRINCIPAL AMOUNT OF LOAN NOTE       DATE OF REGISTRATION
      9                   (pound)8,172.62                 October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that PAUL SUMMERFIELD of Hazelwood, Bettws Hill, Newport NP20 7AD is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by                 )
LOUDEYE CORP.                               )

      acting by:                            )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President

CERTIFICATE NO.   PRINCIPAL AMOUNT OF LOAN NOTE           DATE OF REGISTRATION
      10                (pound)3,305.00                     October 19, 2004

                                  LOUDEYE CORP.

                                   ("LOUDEYE")

                          SERIES A UNSECURED LOAN NOTES
                               (the "LOAN NOTES")

      This is to certify that CHARLES BOCOCK of 124a Coldharbour Road, Redland, Bristol BS6 7SL is the registered holder of the nominal amount stated above of the Loan Note which Loan Note is constituted by an Instrument entered into by Loudeye on September 8, 2004 ("THE INSTRUMENT") and is issued with the benefit of and subject to the provisions contained in it and the Conditions attached to this certificate.

      The principal amount of the Loan Note, together with interest thereon is repayable in the instalments in accordance with the Conditions.

      The Loan Note is not transferable.

Dated October 19, 2004.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. IN ADDITION, THESE SECURITIES ARE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS SET FORTH IN CLAUSE 5 OF THE INSTRUMENT.

      EXECUTED as a DEED by                )
LOUDEYE CORP.                              )

      acting by:                           )

      /s/ Lawrence J. Madden

      Lawrence J. Madden
Chief Financial Officer and Executive Vice President